EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                SEMELE GROUP INC.


    The Amended and Restated Certificate of Incorporation of Semele Group Inc., a Delaware corporation, is hereby amended by deleting Article 4 thereof in its entirety and inserting in place thereof the following new Article 4:

    4. (a) At 6:00 p.m. (Eastern Time) on the effective date of the amendment inserting this new Article 4 (the "Effective Date"), each share of Common Stock held of record as of 6:00 p.m. (Eastern
              Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one-three hundredth (1/300) of one share of Common Stock. No fractional share of Common Stock shall be issued to any Fractional Holder (as defined below) upon such reclassification and conversion. Except as set forth in the immediately following sentence, from and after 6:00 p.m. on the Effective Date, each Fractional Holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu of receiving such fractional share, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Date, without interest. Appraisal rights under Section 262 of the GCL shall be available for each such fractional share of a Fractional Holder who has complied with the provisions of said Section 262. As used herein, the term "Fractional Holder" shall mean a holder of record of less than 300 shares of Common Stock as of 6:00 p.m. (Eastern Time) on the Effective Date, who would be entitled to less than one whole share of Common Stock in respect of such shares as a result of the reclassification and conversion provided for herein.

       (b) At 7:00 p.m. (Eastern Time) on the Effective Date, each share of Common Stock and any fraction thereof (excluding any interest in the Company held by a Fractional Holder converted into cash pursuant to the immediately preceding paragraph) held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into multiple shares of Common Stock on the basis of 30 shares of Common Stock for each share of Common Stock then held. No fractional share of Common Stock will be issued to any such holder upon such reclassification and conversion. Instead, each such holder who would otherwise be entitled to receive a fractional share shall have the right to receive one share for a fractional share of 0.5 or greater; no fractional shares shall be issued for fractional shares of less than 0.5. Appraisal rights under Section 262 of the GCL shall not be available for any such holder.

       (c) From and after 7:00 p.m. (Eastern Time) on the Effective Date, the Corporation is authorized to issue 5,000,000 shares of Common Stock, each share having a par value of $.01.


    I, the undersigned, being the President of Semele Group Inc., do hereby declare and certify that this Amendment was duly adopted and accordingly have hereunto set my hand this 30th day of June, 1998.


                                SEMELE GROUP INC.


                                By:/s/James A. Coyne
                                   -------------------------
                                   James A. Coyne, President

                                   SIGNATURES

    PURSUANT to the requirements of the Exchange Act, the Issuer has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



SEMELE GROUP INC.


By: /s/ Gary D. Engle                                 Date:  August 14, 1998
    Gary D. Engle, Chairman, Chief Executive
    Officer and Director


By: /s/ Gary M. Romano                                Date:  August 14, 1998
    Gary M. Romano, Vice President and
    Chief Financial Officer

                                   SIGNATURES

    PURSUANT to the requirements of the Exchange Act, the Issuer has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



SEMELE GROUP INC.


By: -----------------------------------------         Date:  August 14, 1998
    Gary D. Engle, Chairman, Chief Executive
    Officer and Director


By: -----------------------------------------         Date:  August 14, 1998
    Gary M. Romano, Vice President and
    Chief Financial Officer